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                                                                  EXHIBIT 10.14



                       RESIGNATION AGREEMENT AND RELEASE
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     AGREEMENT made as of the 1st day of October, 1997, by and between SS&C
Technologies, Inc. (the "Company") and Shane A. Chalke ("the Employee").

     WHEREAS, the Employee and the Company are parties to an Employment Agreement dated March 31, 1995, which was amended by an Amendment dated January 1, 1996 (collectively, the "Employment Agreement"); and

     WHEREAS, the Employee desires to resign his employment with the Company;
and

     WHEREAS, the parties wish to resolve amicably the Employee's separation from the Company;

     NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

     1.   Resignation.  The Employee hereby resigns his employment with the
          -----------
Company pursuant to the terms of paragraph 10(b) of the Employment Agreement. The Employee's last date of employment with the Company shall be October 1, 1997 ("Termination Date"). The Employee also resigns, effective immediately, any officer or director position he holds with the Company

     2.   Effect of Resignation.  The Company and the Employee agree that
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Employee shall continue to be paid at his regular salary rate of $29,167.00 per month, less applicable taxes and withholding, through the Termination Date. The Employee shall be eligible to participate in all Company benefit plans through the Termination
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Date.  Thereafter, all Company benefits shall cease; provided, however, that the Employee shall have the option of continuing health and dental insurance coverage at his own costs for up to 18 months under the terms of COBRA. The parties acknowledge that the Employee shall receive by mail a letter from the Company fully describing his rights under COBRA to continue health insurance coverage. The Company and the Employee agree that the Employee has received any and all vacation to which he is entitled under the Company's policies.

     3.   Consulting Arrangement.  The Employee and the Company agree that the
          ----------------------
Employee shall, effective October 1, 1997, become a consultant to the Company and provide the Company with a minimum of 50 days of strategic consulting services during the four year period commencing October 1, 1997 ("Consulting Period"). The Employee's consulting services shall be directed by the Company's Chief Executive Officer and the Employee shall report directly to the Company's Chief Executive Officer during the Consulting Period. Prior to scheduling consulting assignments, the Company shall provide reasonable notice of the need for the Employee to perform scheduled consulting services.

     4.   Vesting of Stock Options.  The Employee and the Company agree that the
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Employee is vested in a total of 131, 250 shares of the Company's stock as of the Termination Date, and that an additional 26, 250 shares will vest during the period from October 2, 1997 to March 31, 1998 ("Extended Vesting Period").
The 26,250 shares shall be in addition to the 131, 250 shares in which the Employee has already vested as of the Termination Date. For purposes of the stock option agreement between the Employee and the Company dated March 31, 1995 ("Stock Option

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Agreement"), the Employee shall be deemed to be a consultant of the Company during the Extended Vesting Period. For purposes of the Stock Option Agreement only, the Employee shall no longer be deemed either an employee or a consultant of the Company after March 31, 1998. The parties agree that Employee's rights regarding stock and stock options, except as expressly modified by this paragraph, shall be governed by the terms of the Company's 1994 Stock Option Plan and any applicable stock option agreement between the parties.

     5.   Non-Competition, Secrecy, Proprietary Information and Inventions
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Covenants of Employment Agreement.  The parties acknowledgment that paragraphs
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11 through 20 of the Employment Agreement dealing with non-competition, secrecy, proprietary information and inventions continue in full force and effect and are incorporated by reference herein.

     6.   Mutual Release.  The Employee hereby fully, forever, irrevocably and
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unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Company, its officers, directors, stockholders, corporate affiliates, agents and employees, including, but not limited to, all claims arising out of his employment, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.
(S)2000e et seq., the Age Discrimination in Employment Act,
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29 U.S.C., (S)621 et seq., the Americans With Disabilities Act, 42 U.S.C.,
                  ------
(S)12101 et seq., the Connecticut Human Rights and Opportunities Act, Conn. Gen.
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Stat. (S)46A-51, et seq., the Virginia Human Rights Act, VA. Code Ann.
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(S)2.1-714 et seq., damages arising out of all employment discrimination claims,
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wrongful discharge claims or other common law claims and damages. The Company releases the Employee from any and all claims which it may have against the Employee arising out of his service as an employee, officer or director of the Company.

     7.   Defense and Indemnification.  The Company agrees to defend and
          ---------------------------
indemnify the Employee for legal claims arising out of the Employee's duties as an employee and officer of the Company in accordance with and to the limits set forth in the Company's charter and by-laws.

     8.   Non-Disparagement.  The parties agree that neither party shall make
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remarks which disparage the other party or their officers, directors and employees, as applicable, or otherwise make statements which harm the reputation of the other party.

     9.   Warranty on Legal Action.  The Employee  represents and warrants that
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he has not filed any complaints, charges, or claims for relief against the
Company, its officers, directors, stockholders, corporate affiliates, agents or employees with any local, state or federal court or administrative agency which currently are outstanding.

     10.  Nature of Agreement.  The parties understand and agrees that this
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Agreement is a resignation agreement and release and does not constitute an admission of liability or wrongdoing on the part of the Company or the Employee.

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

     11.  Amendment.  This Agreement shall be binding upon the parties and may
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not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

     12.  Validity.  Should any provision of this Agreement be declared or be
          --------
determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

     13.  Confidentiality.  The Employee understands and agrees that the terms
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and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by the Employee, his agents and representatives, and none of the above shall be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the authorized agent of each party.

     14.  Breach and Cure.  The parties agree that in the event the Employee
          ---------------
breaches any term of this Agreement, the Company shall not be required to permit the Employee to vest in stock options as described in paragraph 2 of this Agreement. The Company shall also be entitled to any other remedy of law or at equity for breach by the other party. The parties agree that prior to seeking any legal or judicial remedy for breach of any provision of this Agreement, the non-breaching party shall provide the breaching party with notice of the alleged breach and a

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

ten (10) day period to cure any alleged breach. For purposes of this paragraph, notice shall be provided to the parties at the following addresses:

          SS&C                       Shane Chalke
          -----                      ------------
          President                  P.O. Box 188
          705 Bloomfield Avenue      Middleburg, VA  20118
          Bloomfield, CT 06002

     15.  Entire Agreement.  This Agreement contains and constitutes the entire
          ----------------
understanding and agreement between the parties hereto with respect to the severance and settlement and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith.

     16.  Applicable Law.  This Agreement shall be governed by the laws of the
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State of Connecticut.

     17.  Acknowledgments.  The Employee acknowledges that he has been given
          ---------------
twenty-one (21) days to consider this Agreement and that the Company advised him to consult with an attorney of his own choosing prior to signing this Agreement. The Employee may revoke this Agreement for a period of seven (7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

     18.  Voluntary Assent.  The Employee affirms that no other promises or
          ----------------
agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Employee states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with

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

an attorney. The Employee further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

     19.  Counterparts.  This Agreement may be executed in two (2) signature
          ------------
counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written above.

SS&C TECHNOLOGIES, INC.



By:  /s/ John S. Wieczorek                      Date: October 10, 1997
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Title: V.P., CFO



SHANE A. CHALKE


    /s/ Shane A. Chalke                         Date: October 7, 1997
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